EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

April 24, 2006

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of our estimates of reserves for certain properties of The Exploration Company of Delaware, Inc. (the "Company"), included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

William M. Cobb & Associates, Inc.
12770 Coit Road, Suite 907
Dallas, Texas 75251

By:   /s/ F.J. Marek

Title: Senior Vice President